ARTICLES OF INCORPORATION
                               OF
                NICHOLAS MONEY MARKET FUND, INC.


           We, the undersigned natural persons of the age of twenty-one years or more, acting as Incorporators of a corporation under the General Laws of the State of Maryland authorizing the formation of corporations, adopt the following Articles of Incorporation for such corporation:

           FIRST:     The  name  of  the  corporation  (which  is
           -----
hereinafter  called the "Corporation") is NICHOLAS  MONEY  MARKET
FUND, INC.

           SECOND:    The period of its existence is perpetual.
           ------

           THIRD:     The  purpose  or  purposes  for  which  the
           -----
Corporation is organized are:

                A. To engage in the business of a diversified, open-end management investment company under the Investment
Company Act of 1940.

                B. To purchase or otherwise acquire, hold for investment or otherwise, and to sell, exchange or otherwise dispose of securities, or rights or warrants to acquire securities, of any private or public company, corporation, association, trust or syndicate, however organized.

                C. To purchase or otherwise acquire, hold for investment or otherwise, and to sell, exchange, or otherwise dispose of, securities issued or guaranteed by the United States of America, by any State of the United States of America, by any political subdivision of any State, by any public instrumentality of a State, or by any person controlled or supervised by and acting as an instrumentality of the United States of America.

                D. To deposit its funds from time to time in such checking account or accounts as may reasonably be required, and to deposit its funds at interest in any bank, savings bank or trust company in good standing organized under the laws of the United States of America or any State thereof, or of the District of Columbia.

                E. To conduct research and investigations with respect to securities, organizations and business conditions in the United States and elsewhere; to secure information and advice pertaining to the investment and employment of the assets and funds of the Corporation and to pay compensation to others for the furnishing of any or all of the foregoing.


                F. Subject to any restrictions contained in the Investment Company Act of 1940, in applicable state securities or "blue sky" laws, or in any rules or regulations issued pursuant to any of the foregoing, to exercise in respect of all securities, property and assets owned by it, all rights, powers and privileges which could be exercised by any natural person owning the same securities, property or assets.

                G. To acquire all or any part of the goodwill, property and business of any firm, person, association or corporation heretofore or hereafter engaged in any business similar to any business which it has power to conduct, and to hold, utilize, enjoy, and in any manner dispose of the whole or any part of the rights, property and business so acquired and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

                 H. Without the vote or consent of the shareholders of the Corporation, to purchase, acquire, hold, dispose of, transfer and reissue or cancel shares of its own capital stock in any manner or to any extent now or hereafter permitted by the laws of Maryland and by these Articles of Incorporation.

               I. To carry out all or any part of the aforesaid objects and purposes and to conduct its business in all or any of its branches in any or all states, territories, districts and possessions of the United States of America and in foreign countries; and to maintain offices and agencies in any and all states, territories, districts and possessions of the United States of America and in foreign countries.

           The foregoing objects and purposes shall, except when otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any clause of this or any other Section of these Articles of Incorporation, or of any amendment thereto, and shall each be regarded as independent and construed as powers as well as objects and purposes.

           The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to or conferred upon corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

           FOURTH:    The  aggregate number of shares  which  the
           ------
Corporation shall have authority to issue is three billion (3,000,000,000) consisting of one class only, designated as "Common Stock," of the par value of $.0001 per share and of the aggregate par value of Three Hundred Thousand Dollars ($300,000).

           FIFTH:     Provisions   limiting   or   denying   to
           -----
shareholders the preemptive rights to acquire additional shares of the Corporation are:

           No holder of any of the shares of this Corporation shall, as such holder, have any preemptive or other right to purchase or subscribe for any shares which this Corporation may issue or sell other than such rights, if any, as the board of directors in its discretion may from time to time determine to offer to shareholders of this Corporation.

           SIXTH:     The number of initial directors is four (4),
           -----
and the names of the initial directors are:

               Albert O. Nicholas
               Kenneth L. Frank
               Frederick F. Hansen
               Alfonso D. Robertson

Thereafter, the number of directors shall be such number (not less than three) as is fixed from time to time by the By-laws.

           SEVENTH:   The  post office address of  the  principal
           -------
office of the Corporation in this State is c/o the Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

           EIGHTH:    The name and address of each incorporator is:
           ------

          Name                     Address
          ----                     -------
     Albert O. Nicholas       700 North Water Street
                              Suite 1010
                              Milwaukee, Wisconsin 53202

     Thomas J. Saeger         700 North Water Street
                              Suite 1010
                              Milwaukee, Wisconsin 53202

           NINTH:     The following provisions are hereby adopted
           -----
for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and shareholders:

                A. The board of directors of the corporation shall authorize an initial issuance of shares of the capital stock of the Corporation for such consideration not less than the aggregate par value of the shares included in the issuance as the board of directors shall determine. After such initial issuance, the board of directors may authorize the issuance (and reissuance) from time to time of shares of capital stock of any class, whether now or hereafter authorized, for such consideration, not less than the aggregate par value of the shares so issued, as said board of directors may deem advisable, provided that, except with respect to shares issued as a share dividend or distribution, such consideration shall be not less than the net asset value of such shares computed in accordance with this Article NINTH. That portion of the consideration received by the Corporation for shares issued (or reissued) which is equal to the aggregate par value of such shares shall be capital and any consideration received in excess of said aggregate par value shall be capital surplus. The board of directors may, in its sole and absolute discretion, reject in whole or in part orders for the purchase of shares of capital stock, and may, in addition, require such orders to be in such minimum amounts as it shall determine.

                B. The holders of any fractional shares of the capital stock of the Corporation shall be entitled to the payment of dividends on such fractional shares, to receive the net asset value thereof upon redemption, to share in the assets of the Corporation upon liquidation, and to exercise any voting rights with respect to any fractional share.

                C. The board of directors shall have full power in accordance with good accounting practice: (a) to determine what receipts of the Corporation shall constitute income available for payment of dividends and what receipts shall constitute principal and to make such allocation of any particular receipt between principal and income as it may deem proper; and (b) from time to time, in its discretion (i) to determine whether any and all expenses and other outlays paid or incurred (including any and all taxes, assessments of governmental charges which the Corporation may be required to pay or hold under any present or future law of the United States of America or of any other taxing authority therein) shall be charged to or paid from principal or income or both; and (ii) to apportion any and all of said expenses and outlays, including taxes, between principal and income.

                D. Each holder of record of stock of this Corporation shall be entitled to one (1) vote for each full share, and a fractional vote for each fractional share, thereof standing registered in his name on the books of the Corporation. At all elections of directors of the Corporation, each shareholder shall be entitled to vote the shares owned of record by him for as many persons as there are directors to be elected, but shall not be entitled to exercise any right of cumulative voting.

                E. The board of directors shall have power to determine from time to time whether and to what extent and at what time and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of shareholders, except as otherwise provided by statute or by law; and except as so provided no shareholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the board of directors.

                F. When the total assets of the Corporation shall for the first time have amounted to $100,000, or more, a fact which shall be conclusively evidenced by a resolution of the board of directors of the Corporation specifying the date and time when such total assets first amounted to $100,000, or more, each holder of shares of the capital stock of the Corporation shall be entitled at any time thereafter to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation at the net asset value of such shares as determined in accordance with the provisions of this Article NINTH, subject to the provisions of Section K of this Article.

                G. The net asset value to which a holder of shares of capital stock of the Corporation shall be entitled upon redemption of shares held by him is the net asset value next determined after the time when the application for redemption is received in proper order and accepted by the Corporation at such place as the board of directors may from time to time designate.

               H. The time of payment for shares redeemed shall be within seven (7) days after the application for redemption has been received in proper form and accepted by the Corporation in accordance with Section G of this Article NINTH.

                I. The net asset value of each share of the Corporation shall be determined as of the close of trading on the New York Stock Exchange each day that said Exchange is open for trading and any such net asset value shall be applicable to all transactions in the capital stock of the Corporation occurring at or before the close of business on that day and after the close of business on the last preceding day on which said Exchange was open for trading, subject to adjustment for declared dividends or distributions, or in accordance with any controlling provisions of the Investment Company Act of 1940 or any rule or regulation thereunder.

                J. The net asset value of each share of the capital stock of the Corporation at any particular time shall be the quotient obtained by dividing the value of the net assets of the Corporation (i.e., the value of the assets of the Corporation, less its liabilities exclusive of capital and surplus) at such time by the total number of shares (including fractional shares) outstanding at such time, all determined and computed as follows:

                     (1)   The  value of any cash on hand  or  on
          deposit, bills and demand notes and accounts receivable, prepaid expenses, dividends receivable (from and after the ex-dividend date) and interest declared or accrued and not yet received shall be deemed to be the full amount thereof unless the board of directors shall have determined that any such deposit, bill, demand note or account receivable is not worth the full amount thereof, in which event such value shall be the fair value thereof as determined in good faith by the board of directors.

                     (2)  Securities listed or commonly dealt  in
          on the New York Stock Exchange or the American Stock Exchange shall be valued at the last sale prices on such Exchanges on the day on which such value is being computed (or, lacking any such sales, the last bid price), unless the board of directors in good faith determines that some other price reflects more closely the true market value.

                     (3)   Other  securities as to  which  market
          quotations are readily available shall be valued in the same manner as securities listed or commonly dealt in on the New York or American Stock Exchanges.

                     (4)  In the case of all other securities and
          assets, the value thereof shall be the fair value as determined in good faith by the board of directors (but no value shall be assigned to goodwill of the Corporation).

                    (5) The liabilities of the Corporation shall be deemed to include all bills and accounts payable; all administrative expenses payable and/or accrued, including the estimated amount of any fees payable under an investment advisory agreement, all contractual obligations for the payment of money or property, including the amount of any unpaid dividends upon the shares of the Corporation, declared at or before the time as of which the net asset value is being determined; all reserves authorized or approved by the board of directors for taxes or contingencies, including such reserves, if any, for taxes based on any unrealized appreciation in the value of the assets of the Corporation; and all other liabilities of the Corporation of whatsoever kind and nature, except liabilities represented by outstanding shares and surplus of the Corporation.

                     (6)   Securities purchased shall be included
          among the assets of the Corporation, and the cost thereof shall simultaneously be regarded as a liability, not later than the day following the date of purchase; and securities sold shall be excluded from such assets, and the amount receivable therefor shall simultaneously be included as an asset, not later than the day following the date of sale.

                     (7)   Shares  of the capital  stock  of  the
          Corporation for which purchase orders have been accepted shall be considered as issued and outstanding as soon as the net asset value thereof can reasonably to ascertained pursuant to the provisions of this Article NINTH, and the amount receivable therefor shall simultaneously become an asset of the Corporation.

                     (8)   Shares  of the capital  stock  of  the
          Corporation delivered for redemption or repurchase shall be considered as no longer outstanding as soon as the net asset value thereof can reasonably be ascertained pursuant to the provisions of this Article NINTH, and the amount payable on such redemption or repurchase shall simultaneously become a liability of the Corporation.

                      (9)   Notwithstanding  the  provisions   of
          paragraphs (1) and (5) of this Section J, interest declared or accrued and not yet received, and any accrued expenses, may be omitted from any calculation of net asset value, in the discretion of the board of directors, if the net amount of all such interest and expenses is less than one percent of the net asset value per share.

               K.   In the event that the New York Stock Exchange
          shall be closed at any time because of then existing financial conditions or for any other unusual or extraordinary reason, the right of a holder of shares of the capital stock of the Corporation to have his shares redeemed by the Corporation shall be suspended for a period from and including the day on which the action is taken for the closing of said Exchange and the day on which said Exchange is reopened. In accordance with the provisions of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, the Corporation may also suspend such right of redemption (a) for any period during which trading on the New York Stock Exchange is restricted; (b) for any period during which an emergency exists as a result of which (i) disposal by the Corporation of securities owned by it is not reasonably practicable or (ii) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or (c) for such other periods as the Commission may by order permit for the protection of shareholders of the Corporation.

                L.    The  Corporation may purchase in  the  open
          market or otherwise acquire from any owner or holder thereof any shares of its capital stock, in which case the consideration paid therefor (in cash or in securities in which the funds of the Corporation shall then be invested) shall not exceed the net asset value thereof determined or estimated in accordance with any method deemed proper by the board of directors and producing an amount approximately equal to the net asset value of said shares (determined in accordance with the provisions of this Article NINTH) at the time of the purchase or acquisition by the Corporation thereof.

                M. The board of directors shall have full power in accordance with good accounting practice to declare and pay dividends and distributions in cash, securities or other property from any funds legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine; to declare such dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of effectiveness of such declarations; to establish payment dates for dividends or other distributions on any basis, including dates occurring less frequently than the effectiveness of the declaration thereof; and to provide for the payment of declared dividends on a date earlier than the specified payment date in the case of stockholders of the Corporation redeeming their ownership of shares in the Corporation.

                In respect of all powers, duties and authorities conferred by the preceding Sections J and K and L and this Section M, the Corporation may act by and through agents from time to time designated and appointed by the board of directors and the board of directors may delegate to any such agent any and all powers, duties and authorities conferred upon the Corporation or upon the board of directors by said Sections.


           TENTH:     The Corporation reserves the right to  enter
           -----
into, from time to time, investment advisory agreements providing for the management and supervision of the investments of the Corporation and the furnishing of advice to the Corporation with respect to the desirability of investing in, purchasing or
selling  securities  or  other property.   Such  agreement  shall
contain such other terms, provisions and conditions as the board of directors of the Corporation may deem advisable.

           The Corporation may designate custodians, transfer agents, registrars and/or disbursing agents for the stock and assets of the Corporation and employ and fix the powers, rights, duties, responsibilities and compensation of each such custodian, transfer agent, registrar and/or disbursing agent.

           ELEVENTH:  The Corporation reserves the  right,  from
           --------
time to time, to make any amendment of these Articles of Incorporation now or hereafter authorized by law, including any amendment which alters the contract rights as expressly set forth in these Articles of Incorporation of any outstanding stock. The Corporation may take or authorize such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

           TWELFTH:   In  the  event of the  dissolution  of  the
           -------
Corporation and in the event there are assets available for distribution to the shareholders, the trustees or receivers may take distributions of assets in cash or in kind or partly in cash and partly in kind, and it shall not be necessary for the trustees or receivers to give each shareholder a pro rata share of each asset, but the trustees or receivers may allocate certain assets to certain shareholders and certain assets to other shareholders, so long as there shall be distributed to each shareholder his pro rata share in market value of the assets of the Corporation.

           THIRTEENTH:     If  and  to the  extent  permitted  by
           ----------
Maryland law, the Corporation shall not be required to hold an annual meeting of shareholders in any year in which none of the following is required to be acted upon by shareholders under the Investment Company Act of 1940: (1) election of directors; (2) approval of any investment advisory agreement; (3) ratification of the selection of independent auditors; and (4) approval of a distribution agreement.

          Dated:    April 14, 1988.




                              /s/ Albert O. Nicholas
                              -----------------------------
                              Albert O. Nicholas




                              /s/ Thomas J. Saeger
                              -----------------------------
                              Thomas J. Saeger


                                                    Incorporators



STATE OF WISCONSIN       )
                         )    ss.
COUNTY OF MILWAUKEE      )


           I hereby certify that on April 14, 1988, before me, the subscriber, a Notary Public of the State of Wisconsin in and for the County of Milwaukee, personally appeared ALBERT O. NICHOLAS, THOMAS J. SAEGER, and severally acknowledged the foregoing Articles of Incorporation to be their act.

           WITNESS my hand and notarial seal this 14th day of April, A.D. 1988.


                              /s/ Kate M. Fleming
                              ---------------------------------
                              Notary Public
                              Milwaukee County, Wisconsin
                              My commission is permanent